UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2017

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On April 20, 2017, Integra LifeSciences Corporation ("ILS"), a wholly-owned subsidiary of Integra LifeSciences Holdings Corporation (the "Company"), entered into a lease modification agreement with Plainsboro Associates relating to its manufacturing facility located at 105 Morgan Lane, Plainsboro, New Jersey. Plainsboro Associates is a New Jersey general partnership. Ocirne, Inc., a subsidiary of Provco Industries ("Provco"), owns a 50% interest in Plainsboro Associates. Provco’s stockholders are trusts whose beneficiaries include the children of Dr. Richard Caruso, the Chairman Emeritus and Director Emeritus of the Company. Dr. Caruso is the President of Provco.

The lease modification agreement provides a twelve-year option (instead of the prior fifteen-year option) for ILS to extend the lease term from October 1, 2017 through October 31, 2029. The rent for the modified term will be $295,515 per year, which is the same amount the Company would have paid had it exercised the initial fifteen-year renewal option. In addition, the lease modification agreement adds two separate five-year renewal options to extend the lease from November 2029 through October 2039. The first five-year renewal option, from November 2029 through October 2034, will be approximately $357,975 per year, excluding common area maintenance and other operating expenses. The second five-year renewal option, from November 2034 through October 2039, will be at the fair market rental rate of the premises. After the first five-year renewal option, in the event the Company exercises the subsequent five-year renewal option, the landlord will notify the Company as to its opinion as to the fair market rental rate, which cannot be lower than the rent for the prior lease term. In making the determination of the fair market rental rate, no consideration shall be given to the value of any additions, improvements or special purpose renovations paid by the Company. If the Company does not agree with the amount of the fair market rental rate, the parties will have 30 days to negotiate.

Prior to the April 20, 2017 modification agreement, the lease had an option for ILS to extend the term from November 1, 2017 through October 31, 2039 at a fixed rate of $11.97 per square foot, or an annual rate of $295,515.36 ($24,626.28 monthly), for the fifteen-year extension period.

A copy of the lease modification agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Lease Modification #4 entered into as of the 20th day of April, 2017, between Plainsboro Associates and Integra LifeSciences Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: April 25, 2017	By:	/s/ Glenn G. Coleman
Glenn G. Coleman
	Title:	Corporate Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Lease Modification #4 entered into as of the 20th day of April, 2017, between Plainsboro Associates and Integra LifeSciences Corporation